Exhibit 10.28

Amendment to Exclusive Cooperation Agreement

This Amendment to Exclusive Cooperation Agreement (this “Agreement”) is entered into by the following parties on May 13, 2010:

(1) Beijing Ambow Online Software Co., Ltd. (“Party A”), a limited liability company duly established and validly existing under the laws of the People’s Republic of China (“China”), with its registered address at A1806 BeiTaiPingZhuang Road, Haidian District, Beijing 100088, China; and

(2) Beijing Shida Ambow Education and Technology Co., Ltd. (“Party B”), a limited liability company duly established and validly existing under the laws of China, with its registered address at A1801 BeiTaiPingZhuang Road, Haidian District, Beijing 100088, China.

Party A and Party B are hereinafter referred to as “a Party” individually and “the Parties” collectively.

WHEREAS

(1) The Parties entered into the Exclusive Cooperation Agreement on January 31, 2005 (the “Exclusive Service Agreement”) whereby Party A provides support and assistance in connection with Party B’s services relating to distance education for middle schools and primary schools and Party B agrees to pay Party A certain service fees;

(2) The Parties wish to amend the method for calculating the service fees in the Exclusive Cooperation Agreement.

NOW THEREFORE, through adequate discussions, the Parties mutually agree to make the following amendment to the Exclusive Cooperation Agreement:

Section 3.2 shall be amended as follows:

“The Parties acknowledge that Party B shall pay Party A certain service fees equivalent to 100% of its pre-tax profits. Party A shall have the right to adjust such percentage at its discretion according to Party B’s actual operating results.”

The other provisions of such agreement shall remain unchanged.

IN WITNESS WHEREOF, the duly authorized representatives of the Parities have executed this Agreement on the date first above written.

Party A: Beijing Ambow Online Software Co., Ltd. (Corporate Seal)	Party B: Beijing Shida Ambow Education and Technology Co., Ltd. (Corporate Seal)

/s/ Jin Huang	/s/ Xuejun Xie